PROFFITT’S
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
EXHIBIT 99.2

Page
Financial Statements Index:

Consolidated Statements of Income for the three months ended April 30, 2005 and May 1, 2004	2
Consolidated Balance Sheets at April 30, 2005 and January 29, 2005	3
Consolidated Statements of Cash Flows for the three months ended April 30, 2005 and May 1, 2004	4
Notes to Consolidated Financial Statements	5

PROFFITT’S
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands)

	Three months	Three months
	ended	ended
	April 30,	May 1,
	2005	2004
NET SALES	$162,555	$152,174

Cost of goods sold (excluding depreciation and amortization)	104,257	97,518

Gross Margin	58,298	54,656

Selling , general and administrative expenses	45,408	40,947
Other operating expenses	14,755	13,207

Operating income (loss)	(1,865)	502
Interest expense, net	(41)	(49)

Income (loss) before income taxes	(1,906)	453
Income taxes	(752)	146

Net Income (loss)	$(1,154)	$307

The accompanying notes are an integral part of these consolidated financial statements.

PROFFITT’S
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	April 30,	January 29,
	2005	2005
Assets
Current assets:
Cash and cash equivalents	$1,340	$1,340
Merchandise inventory	169,874	164,306
Other current assets	12,173	10,455

Total current assets	183,387	176,101

Property and equipment, net of depreciation	266,311	270,922
Goodwill and intangibles	88,000	88,000

Total assets	$537,698	$535,023

Liabilities and Intercompany Investment
Current liabilities (Due to Saks Incorporated):
Accounts payable	$35,156	$27,668
Accrued expenses	24,792	26,696
Accrued compensation and related items	4,162	7,634
Sales tax payable	3,673	3,103
Deferred income taxes, net	4,788	2,959
Current portion of capital lease obligations	282	274

Total current liabilities	72,853	68,334

Capital lease obligation, less current portion	1,049	1,123
Deferred income taxes , net	43,714	39,117
Other long-term liabilities	3,511	3,638

Total liabilities	121,127	112,212

Total intercompany investment	416,571	422,811

Total liabilities and intercompany investment	$537,698	$535,023

The accompanying notes are an integral part of these consolidated financial statements.

PROFFITT’S
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Three months	Three months
	ended	ended
	April 30,	May 1,
	2005	2004
OPERATING ACTIVITIES
Net income (loss)	(1,154)	307
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,428	5,505
Deferred income taxes	6,426	5,489
Changes in operating assets and liabilities:
Merchandise inventory	(5,567)	(7,184)
Other current assets	(1,846)	(6,220)
Accounts payable and accrued liabilities	2,681	8,798

Net cash provided by operating activities	6,968	6,695

INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(1,816)	(4,094)

Net cash used in investing activities	(1,816)	(4,094)

FINANCING ACTIVITIES
Payments on capital lease obligations	(66)	(6,193)
Net change in intercompany investment	(5,086)	3,695

Net cash used in financing activities	(5,152)	(2,498)

Net increase in cash and cash equivalents	—	103

Cash and cash equivalents at beginning of period	1,340	1,220

Cash and cash equivalents at end of period	$1,340	$1,323

The accompanying notes are an integral part of this consolidated financial statement.

PROFFITT’S
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)
NOTE 1 — OVERVIEW
BACKGROUND
On July 5, 2005, Saks Incorporated (“Saks”) consummated a transaction with Belk, Inc. (“Belk”), in which Belk acquired from Saks substantially all of the assets directly involved in the operations of Proffitt’s and McRae’s (an operating company of Saks) for cash consideration of $622 million, subject to adjustment based on the final working capital of the business disposed, plus the assumption of approximately $1 million in capital lease obligations and the assumption of certain other ordinary course liabilities associated with the acquired assets. The assets include the real and personal property and inventory associated with 22 Proffitt’s stores and 25 McRae’s stores in addition to the divisional facility in Alcoa, Tennessee (“Alcoa”), which contains all existing merchandising and store operations. Belk will also assume operating leases on leased store locations.
Proffitt’s/McRae’s (hereinafter “Proffitt’s” or the “Company”) currently operates as a traditional department store retailer. The Company’s stores are principally anchor stores in leading regional or community malls, and the stores typically offer a broad selection of upper-moderate to better fashion apparel, shoes, accessories, jewelry, cosmetics and decorative home furnishings. The 47 stores being sold are located throughout 11 Southeastern states.
BASIS OF PRESENTATION
The accompanying unaudited consolidated financial statements of Proffitt’s have been prepared in accordance with the instructions to Form 8-K promulgated by the Securities and Exchange Commission and should be read in conjunction with the Notes to Consolidated Financial Statements (pages 7-14) of the Consolidated Financial Statements, and Notes thereto, of Proffitt’s for the fiscal year ended January 29, 2005 as filed herewith. In the opinion of management, this information is fairly presented and all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for the interim periods have been included; however, certain items are included in these statements based on estimates for the entire year. Also, operating results in periods which exclude the Christmas season may not be indicative of the operating results that may be expected for the full fiscal year.
For the periods presented herein, the consolidated financial statements of Proffitt’s have been carved out of the consolidated financial statements of Saks. These financial statements assume the business was operated as a separate legal corporate entity during the periods presented. The consolidated financial statements include the direct store operations of the 47 stores being sold in addition to the merchandising and store operations of the Proffitt’s Alcoa divisional facility. Additionally, certain other net expenses have been allocated to Proffitt’s. These allocations primarily consist of the net expenses associated with certain back office operations such as information technology, telecommunications, credit, distribution, store planning and human resource expenses.
The preparation of these carve-out financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.
Management believes that Proffitt’s financial statements presented herein have been carved out using appropriate methods that are indicative of their representative portion consistent with the description above, and management believes these allocations are reasonable.

PROFFITT’S
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)
STOCK-BASED COMPENSATION PLANS
Employees of the Company are eligible to participate in the employee stock plans of Saks, which provide for the granting of stock options. Options granted under these plans generally vest over a four-year period after issue and have an exercise term of seven to ten years from the grant date.
Saks recorded compensation expense for all stock-based compensation plan issuances prior to fiscal year 2004 using the intrinsic value method, consistent with Accounting Principles Bulletin No. 25, Accounting for Stock Issued to Employees. Compensation expense, if any, was measured as the excess of the market price of the stock over the exercise price of the award on the measurement date. In fiscal year 2004, Saks adopted SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123, and began expensing the fair value of all stock-based grants over the vesting period on a prospective basis utilizing the Black-Scholes model. Accordingly, the accompanying consolidated income statement includes compensation expense for employees of the Company, in addition to an allocation for other corporate-level employees.
Had compensation cost for Saks’ stock-based compensation plan issuances prior to fiscal year 2004 been determined under the fair value method, and had such costs been similarly allocated to the Company, net income for the three months ended April 30, 2005 and May 1, 2004 would have been reduced to the pro forma amounts indicated below.

	Three months	Three months
	ended	ended
	April 30, 2005	May 1, 2004
Net income (loss ) as reported	$(1,154)	$307

Add: Stock based employee compensation expense included in net income, net of related tax effects	120	420

Deduct: Total stock-based employee compensation expense determined under the fair value method	(216)	(1,000)

Pro forma net loss	$(1,250)	$(273)